Exhibit 5.1

                               LEHMAN & EILEN LLP
                           50 Charles Lindbergh Blvd.
                                    Suite 505
                               Uniondale, NY 11553
                                 (516) 222-0888


                                  May 10, 2005

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Re:   Voice Diary Inc. Registration Statement on Form S-8 dated May 10, 2005

Gentlemen:

We are counsel to Voice Diary Inc., a Delaware corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of a registration statement on Form S-8 (the "Registration Statement") relating to 1,000,000 shares of the Company's Class A common stock, par value $.01, issuable upon exercise of options granted under the Company's 2005 Consultant Stock Plan (the "Plan"; those shares, the "Shares").

We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the certificate of incorporation and bylaws of the Company, as each is currently in effect, the Registration Statement, the Plan, resolutions of the board of directors of the Company relating to adoption of the Plan and the proposed registration and issuance of the Shares, and such other corporate documents and records and other certificates as we have deemed necessary or appropriate in order to render the opinions hereinafter set forth, and we have made such investigations of law as we have deemed necessary or appropriate in order to render the opinions hereinafter set forth.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied on statements and representations of officers and other representatives of the Company and others.

Based upon and subject to the foregoing, we are of the opinion that the Shares to be issued upon exercise of any options duly granted pursuant to the terms of the Plan have been duly and validly authorized and, when the Shares have been paid for in accordance with the terms of the Plan, the Shares will be duly and validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                     Very truly yours,

                                                     LEHMAN & EILEN LLP


                                                     By:  /s/ Hank Gracin
                                                          ---------------------
                                                          Hank Gracin, Partner